Exhibit 99.1

DeFi Development Corp. Delivers Record Month with Key Integrations, Treasury Growth, and Institutional Partnerships

BOCA RATON, FL — June 2, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company” or “DeFi Dev Corp.”), the first US public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today announced a record-setting May 2025 highlighted by significant advancements across its validator infrastructure, treasury growth, and strategic integrations.

Key May 2025 Highlights:

●	Record SOL Purchases: DeFi Dev Corp. achieved its largest monthly SOL purchase, reinforcing its strategy to build the world’s leading publicly traded Solana treasury.

●	Validator Launches: The Company announced a validator partnership with Bonk, Solana’s largest memecoin community, adding to its expanding network of revenue-generating validators.

●	Kamino Integration: DeFi Dev Corp. signed a letter of intent with Kamino Finance, the largest DeFi lending protocol on Solana, paving the way to integrate the dfdvSOL liquid staking token.

●	New Investor Communications: The Company launched a new blog to provide deeper insights into its business model, monthly performance, and vision for Solana-centric DeFi growth.

●	Total SOL Held: As of May 31, 2025, DeFi Dev Corp.’s treasury held a record 621,313 SOL, representing the Company’s largest Solana holding to date.

“This past month showcased our ability to execute on multiple fronts - accelerating our Solana accumulation, expanding validator infrastructure, and deepening relationships with leading DeFi protocols,” said Parker White, CEO of DeFi Dev Corp. “Our focus remains on compounding SOL exposure per share over time, differentiating us from other crypto vehicles and establishing DeFi Dev Corp. as a pioneering Solana treasury strategy.”

For a detailed breakdown of DeFi Dev Corp’s record month, visit the full May 2025 Recap.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to Solana (SOL). Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iii) the effect of and uncertainties related the ongoing volatility in interest rates; (iv) our ability to achieve and maintain profitability in the future; (v) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (vi) changes in the accounting treatment relating to the Company’s SOL holdings; (vii) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (ix) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (x) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

 ir@defidevcorp.com

Media Contact:

 Prosek Partners

pro-ddc@prosek.com